SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C, 20549

                               ____________________


                                     FORM 8-K/A

                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported):          February 14, 1994
   ____________________________________________________________________________



                             GFC FINANCIAL CORPORATION
              (Exact name of registrant as specified in its charter)



        DELAWARE                             1-11011                 86-0695381
   ____________________________________________________________________________
   (State or Other Jurisdiction            (Commission         (I.R.S. Employer
          of Incorporation)                File Number)     Identification No.)



   DIAL CORPORATE CENTER, PHOENIX, ARIZONA                                85077
   ____________________________________________________________________________
   (Address of principal executive offices)                          (Zip Code)



   Registrant's telephone number, including area code:             602/207-6900
                                                          _____________________


   Item 2.   Other Events.


        On February 14, 1994, GFC Financial Corporation ("GFCFC"), through its wholly-owned subsidiary, Greyhound Financial Corporation ("GFC"), acquired Fleet Factors Corporation, operating under the trade name Ambassador Factors ("Ambassador"), from Fleet Financial Group, Inc. ("Fleet"). The purchase price of the acquisition was $257,085,000 in cash and represented Ambassador's stockholder's equity plus a premium and repayment of the intercompany balance due from Ambassador to Fleet. GFC financed the acquisition with proceeds received from the sale of GFCFC's discontinued mortgage insurance subsidiary and cash generated from operations which was previously used to repay outstanding commercial paper. GFCFC, simultaneous with the acquisition, increased its investment in GFC by contributing $40,000,000 of intercompany loans as additional paid in capital of GFC.

   Item 7.   Financial Statements and Exhibits.

        (a)  Financial Statements of Business Acquired.*


   __________
   * previously filed



                                    SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                             GFC FINANCIAL CORPORATION

                                   (Registrant)



   Dated:  March 3, 1994       By   /s/  Bruno A. Marszowski
                                 ----------------------------------------------
                                 Bruno A. Marszowski, Vice President-Controller Principal Financial Officer/Authorized Officer